Exhibit 10.24

NAVTEQ CORPORATION

2001 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.             Notice of Award.

                NAME

                ADDRESS

                ADDRESS

                COUNTRY

NAVTEQ Corporation (the “Company”) is pleased to advise you that, pursuant to the Company’s 2001 Stock Incentive Plan (the “Plan”), the Board has granted to you (“you” or “Grantee”) an award of RSU-AMT restricted stock units (the “Restricted Units”), effective as of 0August 5, 2004 (the “Date of Grant”) and with vesting commencing as of VEST-COMM-DATE (the “Vesting Commencement Date”), subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (the “Agreement”).  Any capitalized terms used herein and not defined herein have the meanings set forth in the Plan.

2.             Issuance of Restricted Units.  The Restricted Units shall be awarded to you as of the Date of Grant.  Each Restricted Unit shall be equivalent in value to one share of Common Stock and shall entitle you to receive from the Company on the Vesting Date (as defined herein) one share of Common Stock for each Restricted Unit.

3.             Vesting of Restricted Units.

                a.             Except as provided in Section 3(b) and Section 4, the Restricted Units shall vest ratably in annual installments at a rate of twenty-five percent (25%) per year over a four (4) year period beginning on the first anniversary of the Vesting Commencement Date and continuing on the three (3) anniversaries of the Vesting Commencement Date thereafter (with each such anniversary a “Vesting Date”), provided, however, that in the event you do not maintain your Continuous Status with the Company or a Subsidiary until any given Vesting Date, all of the Restricted Units that have not yet become nonforfeitable shall be forfeited immediately upon the termination of your Continuous Status.

If, at any time, you cease to be an Employee of the Company but you continue to provide bona fide services in a different capacity following such cessation, including without limitation as a Director, Consultant or independent contractor, then a termination of your Continuous Status shall not be deemed to have occurred for purposes of this Agreement upon such change in relationship.  Likewise, your Continuous Status shall not be considered interrupted in the case of any absence approved by the Company or due to a transfer between locations of the Company or between the Company, its Affiliates or any successor.

                b.             Notwithstanding anything herein to the contrary, if you commit an act of Misconduct, any Restricted Units which have not prior to the date of such Misconduct become nonforfeitable, or which have become nonforfeitable but have not yet been distributed, will immediately and automatically, without any action on the part of the Company, be forfeited and shall immediately revert to the Plan.

4.             Vesting Upon Change in Control.  Upon the occurrence of a Change in Control (as defined in the Plan), the Administrator may take such actions as it, in its sole discretion, deems appropriate, including, without limitation, the acceleration of vesting of Restricted Units, the distribution of shares of Common Stock underlying the Restricted Units or the substitution of equivalent awards of the surviving or successor entity or a parent thereof.

5.             Book Accounts.  An unfunded bookkeeping account (the “Account”) shall be established for each Grantee when such person is awarded Restricted Units pursuant to the Plan and this Agreement.  Accounts shall be maintained by the Administrator.  Restricted Units shall be credited to the Account as of the Date of Grant and dividends or other distributions paid with respect to the Shares underlying the Restricted Units shall be credited to the Account and reinvested in Restricted Units based on the Fair Market Value at that time.  All Shares (or cash, if applicable pursuant to Section 9) distributed to a Grantee pursuant to the Plan and this Agreement shall be debited from such Grantee’s Account.

6.             Rights as Stockholder.  You shall not have voting or any other rights as a stockholder of the Company with respect to the Restricted Units.

7.             Delivery of Shares.  As soon as practicable following the date the Restricted Units credited to your Account become nonforfeitable in accordance with Section 3 above (the “Delivery Date”), and subject to your satisfaction of any withholding obligations, you shall receive stock certificates (the “Certificates”) evidencing the conversion of Restricted Units into Shares.  The Certificates shall be issued to you as of the Delivery Date and registered in your name.

8.             Adjustments.  If the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such Shares shall be increased through the payment of a stock dividend or other similar event, then there shall be substituted for or added to each Restricted Unit, the number and kind of shares of stock or other securities as is appropriate to reflect that event as determined by the Administrator in its discretion.

9.             Cash Settlements.  Notwithstanding anything herein to the contrary, whenever Shares would otherwise be distributable in respect of Restricted Units, the Administrator, in its sole discretion, may settle all or any portion of those Restricted Units in cash equal to the Fair Market Value of the Shares that would otherwise have been distributable.

10.           Deferral Election.  The Administrator, at such times and in such manner as may be determined by the Administrator in its sole discretion, may allow you to defer delivery of the Shares that would otherwise be due by virtue of the lapse of the vesting requirements as set forth in Section 3.

11.           Withholding of Taxes.

                a.             Company Requirement.  The Company shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the award, deferral or settlement of the Restricted Units or other securities pursuant to this Agreement.

                b.             Participant Election to Withhold Shares.  The Company will withhold Shares deliverable upon vesting of the Restricted Units to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the award, deferral or settlement of the Restricted Units or other securities pursuant to this Agreement:

(1)           upon request of the Grantee in the event that the Shares are not listed on a national securities exchange as of the date such withholding requirement applies; or

(2)           upon the request of the Grantee with the consent of the Company in the event the Company is listed with a national securities exchange as of the date such withholding requirement applies.

The fair market value of the shares to be withheld or delivered, if any, will be the Fair Market Value as of the date of such withholding.

12.           Conformity with Plan.  The Restricted Units are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved by the Administrator in its discretion.  By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

13.           NO GUARANTEE OF EMPLOYMENT.  GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF RESTRICTED UNITS PURSUANT TO THE VESTING PROVISIONS SET FORTH HEREIN IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR DIRECTOR, IN EACH CASE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED RESTRICTED UNITS OR PURCHASING SHARES HEREUNDER).  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING PROVISIONS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

14.           Amendment or Substitution of Restricted Units.  The terms of the Restricted Units may be amended from time to time by the Administrator in its discretion in any manner that it deems appropriate; provided that, except as otherwise provided in Section 11 of the Plan or as required to ensure compliance with Applicable Laws, no such amendment shall adversely affect in a material manner any of your rights under the award without your written consent.

15.           Unfunded Status of Plan.  The Plan is an unfunded arrangement.  Any amounts payable under the Plan and this Agreement will be paid from the general assets of the Company.  Any person entitled to a payment under the Plan or this Agreement will have the rights of a general creditor of the Company and will not have a claim to any particular asset of the Company.

16.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

17.           Lock-Up Period. Grantee hereby agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Standoff Period”), except as part of such underwritten registration if otherwise permitted.  In addition, Grantee agrees to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 17.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

18.           Restrictions/Legal Compliance.  Shares will not be distributed to the Grantee upon vesting of the Restricted Units if the issuance of any Share upon such vesting would constitute a violation of any Applicable Law.  The Company may also condition the distribution of Shares upon the execution and delivery of any further documents or instruments by the Grantee deemed necessary or desirable by the Administrator, including any representations and warranties.  The Company shall not be required to transfer on its books any Shares that have been sold or otherwise transferred in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other laws or the provisions of this Agreement.  Grantee represents that Grantee will be acquiring Shares for Grantee’s own account and not on behalf of others.  Grantee understands and acknowledges that federal, state and foreign securities laws govern and restrict Grantee’s right to offer, sell or otherwise dispose of Shares awarded unless such offer, sale or other disposition thereof is registered under the Securities Act and state or foreign securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder.  Grantee agrees that Grantee will not offer, sell or otherwise dispose of any Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any state or other federal law, or (iii) violate any agreement between Grantee and the Company, including this Agreement.

19.           Restrictive Legends and Stop-Transfer Orders.  Grantee understands that all Certificates evidencing Shares received hereunder will bear such legends as the Company deems necessary or desirable under the Securities Act and/or other rules, regulations or laws.  Furthermore, Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company  transfers its own securities, it may make appropriate notations to the same effect in its own records.

20.           Drag-Along Right.  Notwithstanding anything contained herein to the contrary, if at any time any stockholder of the Company, or group of stockholders, owning a majority or more of the voting capital stock of the Company (hereinafter, collectively the “Transferring Stockholders”) proposes to enter into any transaction involving (a) a sale of more than 50% of the outstanding voting capital stock of the Company in a non-public sale or (b) any merger, share exchange, consolidation or other reorganization or business combination of the Company immediately after which a majority of the directors of the surviving entity is not comprised of persons who were directors of the Company immediately prior to such transaction or after which persons who hold a majority of the voting capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction (a “Control Transaction”), the Company may require the Grantee to participate in such Control Transaction with respect to all or such number of the Grantee’s Shares as the Company may specify in its discretion, by giving the Grantee written notice thereof at least ten days in advance of the date of the transaction or the date that tender is required, as the case may be.  Upon receipt of such notice, the Grantee shall tender the specified number of Shares, at the same price and upon the same terms and conditions applicable to the Transferring Stockholders in the transaction or, in the discretion of the acquirer or successor to the Company, upon payment of the purchase price to the Grantee in immediately available funds.

21.           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

22.           Entire Agreement; Governing Law.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee.  This Agreement is governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

23.           Notices.  Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail).  Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received.  If directed to the Grantee, any such notice, demand or request shall be sent to the address indicated at the end of this Agreement, or to such other address as the Grantee may hereafter specify in writing.  If directed to the Company, any such notice, demand or request shall be sent to the Company’s principal executive office, c/o the Company’s Secretary, or to such other address or person as the Company may hereafter specify in writing.

24.           Miscellaneous.

                a.             The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of the Grantee under this Agreement may only be assigned with the prior written consent of the Company.

                b.             Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

                c.             This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

NAV TEQ CORPORATION:	GRANTEE:

By	Signed

Judson Green
Name	Print Name

Residence Address

City, State Zip, Country

                By your signature, you hereby agree that the Restricted Units are awarded under and governed by the terms and conditions of the Plan and this Agreement.  In addition, your signature below evidences your acknowledgment that you have reviewed the Plan and this Agreement in their entirety, you have had an opportunity to obtain the advice of counsel prior to executing this Agreement and you fully understand all provisions of the Plan and this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and/or this Agreement. You also acknowledge and understand that the Administrator has the authority to act in certain circumstances without your consent, including, but not limited to, the authority to adjust the terms and conditions of this Agreement in the event of certain Corporate Transactions and other Events described in Section 11 of the Plan, and such actions could negatively impact your rights under this Agreement.  Additionally, you agree to notify the Company upon any change in the residence address indicated below.

CONSENT OF SPOUSE

The undersigned spouse of Grantee has read and hereby approves the terms and conditions of the Plan and this Agreement.  In consideration of the Company granting to Grantee the right to receive shares of the Company’s Common Stock as set forth in the Plan and this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Agreement and further agrees that any community property interest shall be similarly bound.  The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan and/or this Agreement.

Signature of Grantee’s Spouse

Printed Name of Grantee’s Spouse